AMENDMENT DATED MAY 18, 2016 TO ADMINISTRATION AGREEMENT

     THIS AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT"), made this 18th day of May, 2016 (the "AMENDMENT EFFECTIVE DATE"), by and among The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the "ADMINISTRATOR"), and each investment advisor (each an "INVESTMENT ADVISOR") that executes a Series Schedule to this Agreement(each a "SERIES SCHEDULE"). Each Investment Advisor shall be a limited party to this Amendment solely in respect of its rights and obligations as specifically set forth in the Agreement and in respect of the Funds indicated in its applicable Series Schedule (as such term is defined herein). Each Series Schedule, as may be amended from time to time, shall be considered a part of this Amendment.

WHEREAS:

     1. The Trust and the Administrator entered into an Amended and Restated Administration Agreement, dated as of November 12, 2002, (the "AGREEMENT"), pursuant to which, among other things, the Administrator agreed to provide certain administration services to the Funds of the Trust; and

     2. The parties hereto desire to further amend the Agreement on the terms and subject to the conditions provided herein.

NOW, THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINED TERMS. Except as specifically set forth herein, defined terms used herein shall have their respective meanings as set forth in the Agreement.

2. SCHEDULE I (LIST OF SERVICES). SCHEDULE A IS HEREBY DELETED IN ITS ENTIRETY AND REPLACED WITH THE SCHEDULE A (LIST OF SERVICES) AS SET FORTH ON THE ATTACHMENT #1 HERETO.

3. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and shall continue in full force and effect.

4. COUNTERPARTS. This Amendment may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by each party when any one or more counterparts hereof or thereof, individually or taken together, bears the original, facsimile or scanned signatures of each of the parties.

5. BINDING EFFECT. This Amendment shall be binding upon, and shall inure to the benefit of the Administrator the Funds and each of their respective permitted successors and assigns.

6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof.



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IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  and  delivered this
Amendment as of the Amendment Effective Date.

ADMINISTRATOR:                                  TRUST:

SEI INVESTMENTS GLOBAL FUNDS SERVICES           THE ADVISORS' INNER CIRCLE FUND

By:  /s/  John  Alshefski                       By:  /s/  Michael  Beattie
     --------------------                            ---------------------
Name:  John  Alshefski                          Name:  Michael  Beattie
Title:  SVP                                     Title:  President


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



                                  ATTACHMENT 1

                                   SCHEDULE A
                        TO THE ADMINISTRATION AGREEMENT
                         DATED AS OF NOVEMBER 12, 2002
                                    BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND
                                      AND
                     SEI INVESTMENTS GLOBAL FUNDS SERVICES


GENERAL SERVICES:

Administrator shall provide the following services to the Trust:

(a)  Maintain the Trust's accounting books and records;

(b) Obtain portfolio security valuations from appropriate sources consistent with the Trust's pricing and valuation policies, and calculate net asset value of each portfolio and class;

(c) Compute yields, total return, expense ratios, portfolio turnover rate and average dollar-weighted portfolio maturity, as appropriate;

(d) Track and validate income and expense accruals, analyze and modify expense accrual changes periodically, and process expense disbursements to vendors and service providers;

(e) Perform cash processing such as recording paid-in capital activity, perform necessary reconciliations with the transfer agent and the custodian, and provide cash availability data to the adviser, if requested;

(f) Calculate required ordinary income and capital gains distributions, coordinate estimated cash payments, and perform necessary reconciliations with the transfer agent;

(g) Provide standardized performance reporting data to the Trust and its adviser;

(h) Provide performance, financial and expense information for registration statements and proxies;

(i) Communicate net asset value, yield, total return or other financial data to appropriate third party reporting agencies, and assist in resolution of errors reported by such third party agencies;

(j) Prepare Trust's financial statements for review by fund management and independent auditors, manage annual and semi-annual report preparation process, prepare Forms N-SAR and 24f-2, provide fund performance data for annual report, coordinate printing and delivery of annual and semi-annual reports to shareholders, and file Form N-SAR, Form 24f-2 and annual/semi-annual reports via EDGAR;

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(k)  Monitor each Portfolio's compliance with the requirements of Subchapter M of the Internal Revenue Code with respect to status as a regulated investment company;

(l) Prepare and file federal and state tax returns for the Trust, and provide data for year-end 1099's and supplemental tax letters;

(m) Provide such fund accounting and financial reports in connection with quarterly meetings of the Board of Trustees as are required or as the Board may reasonably request;

(n) Excluding proxy statements that arise due to adviser or sub-adviser changes of control, manage the proxy process, including evaluating proxy distribution channels, coordinating with outside service provider to distribute proxies, track shareholder responses and tabulate voting results, and managing the proxy solicitation vendor if necessary;

(o)  Provide individuals to serve as officers of the Trust, as requested;

(p) Coordinate with Trust's counsel on drafting, review and filing of registration statements and proxies, and coordinate printing and delivery of prospectuses and proxies;

(q) Except with respect to special Board meetings called at the request of an adviser, coordinate the Trust's Board of Trustees' schedule, agenda and production of Board meeting materials, and attend Board meetings (if requested);

(r) Provide consultation to the Trust and its adviser on regulatory matters relating to the operation of the Trust, and update the Trust and its adviser on significant regulatory and legislative developments which may affect the Trust;

(s) Develop or assist legal counsel to the Trust in the development of policies and procedures relating to the operation of the Trust;

(t) Act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Trustees;

(u) Coordinate with Trust counsel in the preparation, review and execution of contracts between the Trust and third parties, such as the Trust's investment adviser, transfer agent, and custodian, and record-keepers or shareholder service providers;

(v) Assist the Trust in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Administrator, and coordinate with Trust's legal counsel in responding to any non-routine regulatory matters with respect to such matters;

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

(w) Provide consulting with respect to the ongoing design, development and operation of the Trust, including new portfolios or share classes and/or load structures and financing, as well as changes to investment objectives and polices for existing portfolios;

(x) Coordinate as necessary the registration or qualification of shares of the Trust with appropriate state securities authorities.


ENHANCED SERVICES:

Administrator may, at its discretion, provide the following enhanced services with respect to certain Portfolios of the Trust:

(a) Complete account opening, name change, conversion, merger, market-specific licensing renewals, and account closing documentation for foreign custody market registration provided to the Administrator by the Portfolio's custodian.

(b) Complete tax documentation required by the custodian or sub-custodian for tax reclaim applications in foreign markets that the Portfolio's adviser requests the Fund be able to trade in including forms, signatures and appropriate certifications.

(c) Complete, for adviser review, proxy documentation as required by the custodian or sub-custodian for it to process voting requirements in foreign markets that the Portfolio's adviser requests the Portfolio be able to trade in, including forms, signatures and appropriate certifications.

(d) Draft, for adviser review, and file supplements to Portfolio registration statements.


                              [END OF SCHEDULE A]


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